Promissory Note

$40,000                                   Date January 7, 2002

For value received, the undersigned, CODY MCGARRAUGH, ("Maker") hereby promises to pay to the order of Concepts Direct, Inc. ("Payee"), a Delaware Corporation, at the principle office of employee in Longmont, CO, the principal sum of Forty Thousand Dollars and 00/100 ($40,000) on demand.

The unpaid principal balance hereof shall bear a nominal interest rate (2% annually) payable monthly, commencing on the last business day of the month following the date hereof and will be computed in accordance with Section 7872(f) of the Internal Revenue Code. Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 365. Principal and interest on this note shall be payable in lawful money of the United States of America.

So long as the maker remains employed by the Payee, Payee shall forgive $666.67 of principal plus accrued interest each month, prorated for any partial month. In the event that the Maker's employment with Payee terminates voluntarily before all sums are forgiven, the amount not representing the forgiven sums will be the balance due hereunder. This amount will be due upon demand by the Payee.

In the event that the Maker's employment is terminated as a result of the Payee's ownership changing (Change of Control), the Payee's operations are discontinued or the Maker dies or becomes physically or mentally incapacitated, the Payee will immediately forgive all amounts not forgiven including principal and accrued interest. As well, the Payee will reimburse the Maker an amount equal to 40% of the amount to be forgiven to offset any tax consequences to the Maker.

This note may be prepaid in full or in part at any time without penalty.

This note is governed by the internal laws of the state of Colorado, except to the extent superseded by federal law.



/S/Cody McGarraugh                                  1/11/02
Signature of Maker                                    Date


/s/Phillip A. Wiland, Chairman & CEO                1/11/02
Payee Authorization                                   Date